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                                                             EXHIBIT 23.2




                       [DELOITTE & TOUCHE LLP LETTERHEAD]




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Thoratec Laboratories Corporation on Form S-8 of our report dated March 1, 1996 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Thoratec Laboratories Corporation for the year ended December 30, 1995.




/s/ Deloitte & Touche LLP

September 12, 1996